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                                                                   EXHIBIT 1(f)


                            ARTICLES OF AMENDMENT TO
                        THE ARTICLES OF INCORPORATION OF
                  NUVEEN PREMIUM INCOME MUNICIPAL FUND 4, INC.


1. The name of the corporation is Nuveen Premium Income Municipal Fund 4, Inc. (the "Company").

2. The amendment adopted is an amendment to the Company's Statement Establishing and Fixing the Rights and Preferences of Municipal Auction Rate Cumulative Preferred Stock, Series T, TH and F (the "Statement"), which is a part of the Company's Articles of Incorporation.

3. Such amendment was adopted by the Board of Directors of the Company on October 19, 1993, pursuant to Section 302A.402, Subdivision 3 of the Minnesota Business Corporation Act, and the amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and will not result in the percentage of authorized shares that remains unissued after the division or combination exceeding the percentage of authorized shares that were unissued before the division or combination.

4. Such amendment shall be effective as of the close of business on January 6, 1994.

5. The following portions of the Statement are hereby set forth in their amended form as follows:

         a. Paragraph FIRST, Line 5 of the Statement shall read in its entirety as follows: "liquidation preference $25,000 per share, having such designation or designations as to series as is set forth in"

         b. Definitions, Paragraph (tt) of the Statement shall read in its entirety as follows: "(tt) "LIQUIDATION PREFERENCE," with respect to a given number of shares of MuniPreferred, means $25,000 times that number."

         c. Definitions, Paragraph (fff), Line 3 of the Statement shall read in its entirety as follows: "such date multiplied by $25,000 (plus the product of the number of shares of any other series of Preferred"

         d. Part I, Section 2, Subparagraph (e)(ii), Line 7 of the Statement shall read in its entirety as follows: "and applying the rate obtained against $25,000."

         e. Part I, Section 11, Subparagraph (a)(i), Line 4 of the Statement shall read in its entirety as follows: "of funds legally available therefor, at a redemption price per share equal to the sum of $25,000 plus an amount"

         f. Part I, Section 11, Subparagraph (a)(i), Line 7 of the Statement shall read in its entirety as follows: "not be redeemed in part if after such partial redemption fewer than 500 shares of such series remain"




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         g.       Part I, Section 11, Subparagraph (a)(iv), Line 6 of the
                  Statement shall read in its entirety as follows: "Treasury Note Rate for such Rate Period, at a redemption price per share equal to the sum of $25,000 plus an"

         h. Part I, Section 11, Subparagraph (b), Line 1 of the Statement shall read in its entirety as follows: "(b) MANDATORY REDEMPTION. The Fund shall redeem, at a redemption price equal to $25,000 per share"

         i. Appendix A, Section 1, Series T, Lines 1 and 2 of the Statement shall read in their entirety as follows: "SERIES T:
                  A series of 2,000 shares of Preferred Stock, par value $.01 per share, liquidation preference $25,000 per share, is hereby designated "Municipal Auction Rate Cumulative Preferred Stock, Series T.""

         j. Appendix A, Section 1, Series TH, Lines 1 and 2 of the Statement shall read in their entirety as follows: "SERIES TH:" A series of 2,000 shares of Preferred Stock, par value $.01 per share, liquidation preference $25,000 per share, is hereby designated "Municipal Auction Rate Cumulative Preferred Stock, Series TH.""

         k. Appendix A, Section 1, Series F, Lines I and 2 of the Statement shall read in their entirety as follows: "SERIES F:
                  A series of 1,800 shares of Preferred Stock, par value $.01 per share, liquidation preference $25,000 per share, is hereby designated "Municipal Auction Rate Cumulative Preferred Stock, Series F.""

         l. Appendix A, Section 2 of the Statement shall read in its entirety as follows: "The number of authorized shares constituting Series T MuniPreferred is 2,000, Series TH MuniPreferred is 2,000 and
                  Series F MuniPreferred is 1,800."

         m. Appendix A, Section 12, Line 25 of the Statement shall, read in its entirety as follows: "of any other Dividend Period), and (c) dividing the amount determined in (b) above by $25,000."

         IN WITNESS WHEREOF, the undersigned, being duly authorized on behalf of the Company has executed these Articles of Amendment this 3rd day of January, 1994.

                                             NUVEEN PREMIUM INCOME
                                             MUNICIPAL FUND 4, INC


                                             By: /s/ Gifford R. Zimmerman
                                                 -----------------------------
                                                      Gifford R. Zimmerman,
                                                      Vice President and
                                                      Assistant Secretary